Exhibit 10.1

                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), dated as of June 29, 1999, by and between TECHNOLOGY FLAVORS & FRAGRANCES, INC., a Delaware corporation (the "Borrower") which maintains its chief executive office at 10 Edison Street East, Amityville, New York 11701, and FOOTHILL CAPITAL CORPORATION, a California corporation (the "Lender") whose mailing address is 7443 Lee Davis Road, Suite 200, Post Office Box 218, Mechanicsville, Virginia 23111, provides:

      1. Definitions: As used herein, the following terms, when initial capital letters are used, shall have the respective meanings set forth below. In addition, all terms defined in the Uniform Commercial Code as enacted in the Commonwealth of Virginia (the "UCC"), whether or not capitalized, shall have the meanings given therein unless otherwise defined herein. Further, in each instance in this Agreement, exclusive of Schedule A where this sentence shall not be applicable, where the Lender is granted one or more rights to act in its discretion or in its sole discretion, Lender's actions shall be predicated on the exercise of such rights by Lender utilizing its discretion in a commercially reasonable manner consistent with Lender's past practices, if such past practices are applicable to the situation.

      1.1 Account Debtor shall mean the account debtor or any customer of the Borrower who is obligated or indebted to the Borrower with respect to any of the Receivables and/or the prospective purchaser with respect to any contract right, and/or any Person who enters into or proposes to enter into any contract or other arrangement with the Borrower pursuant to which the Borrower is to deliver any personal property or perform any service.

      1.2 Affiliate shall mean any Person directly or indirectly controlling, controlled by, or under common control with the Borrower. For purposes of this definition, "control" as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Borrower whether through the ownership of voting securities, by contract or otherwise.

      1.3 Business Day(s) shall mean a day on which the Lender is open to conduct a full lending business.

      1.4 Collateral shall mean the following types or items of personal property, whether now owned or hereafter acquired by the Borrower, wherever located: (a) the Receivables, the General Intangibles, the Inventory, the Equipment, the Payments and all other items of personal property; (b) all of the Borrower's rights, title and interest in and to all goods and other property represented by or securing any of the foregoing, including all goods that may be reclaimed or repossessed from or returned by Account Debtors; (c) all of the Borrower's rights as an unpaid seller, including stoppage in transit, detinue and reclamation; (d) all additional amounts due the Borrower from any Account Debtor, irrespective of whether such additional amounts have been specifically assigned to the Lender; (e) all guarantees and other agreements and property securing or relating to any of the items referred to above or acquired for the purpose of securing or enforcing such items; (f) all books of account and records, ledger sheets, files, documents, customer lists and other documents containing the names, addresses and other information regarding the Borrower's customers; computer tapes, programs, discs and other material, media or documents relating to the recording, billing or analyzing of any of the above; all computers, word processors, printers, switches, interfaces, source codes, mask works, software, instructional material, and connectors, and all parts, accessories, additions, substitutions, or options together with all property or equipment used in connection with any of the above or which are used to operate or cause to operate any features, special applications, format controls, options or software of any or all of the above-mentioned items; (g) all policies of insurance on the foregoing property and the proceeds of such insurance; (h) all rebates received or due from manufacturers and others; (i) all post office boxes; (j) all present and future proprietary fragrance, flavor and/or other formulas owned, developed and utilized by or licensed to Borrower in connection with the processing and manufacturing of its finished goods; (k) any sums due to Borrower being held by other whether pursuant to an escrow agreement of otherwise; and (l) all proceeds and products of any of the foregoing in whatever form, including cash, negotiable instruments and other evidences of indebtedness, chattel paper, security agreements and other documents.

      1.5 Eligible Government Accounts shall mean the amount of billed Government Accounts of the Borrower for work completed, under specific Government Contracts which are and at all times shall continue to be acceptable in all respects to the Lender in its reasonable discretion and which have been assigned to the Lender pursuant to the Assignment of Claims Act or any appropriate regulation of any department, agency or instrumentality of the United States (without regard to prior approvals of such specific Government Contracts) after deducting therefrom (a) all billed Government Accounts under which more than 90 days have elapsed from the invoice date, (b) all Government Accounts arising under Government Contracts which contain an express prohibition against assignment; (c) all retainages, payments, adjustments, setoffs and credits applicable thereto, and (d) all amounts due thereon considered by the Lender, in its reasonable discretion, to be difficult to collect or uncollectable by reason of return, rejection, repossession, loss or damage of or to the products or goods giving rise thereto.

      1.6 Eligible Inventory shall mean all Inventory valued at the lowest of
(a) the Borrower's net purchase cost or net manufacturing cost, (b) the lowest bulk market price, (c) the Borrower's lowest bulk selling price, minus estimated expenses for completion and disposal, and minus an allowance for normal profit margin for bulk sales, (d) any ceiling prices which may be established by any law, or (e) prevailing market value, excluding, however, any Inventory which consists of (i) any goods located in Canada, Chile, California and or at any locations of the vendors of Borrower or otherwise located outside of the United States, any goods which are Orbitz or any goods designated for a customer whose account receivable is ineligible, (ii) any goods located outside of a State in which the Lender has properly perfected its security interest by filing, free and clear of all other Liens, (iii) any goods not in the actual possession of, or in transit to or from, the Borrower or any goods in the possession of a bailee, warehouseman, consignee or similar Person, (iv) all work-in-process, (v) any goods the sale or other disposition of which has given rise to a Receivable,
(vi) any goods which the Lender determines in its reasonable discretion at any time and in good faith are defective, unmerchantable or obsolete, (vii) any goods which are not covered by insurance as required by Section 6.5 hereof, and
(viii) any goods which the Lender in its reasonable discretion has deemed to be ineligible because the Lender otherwise considers the collateral value thereof to be impaired or its ability to realize such value to be insecure.

      1.7 Eligible Receivables shall mean, at any time of determination thereof, each Receivable of the Borrower to the extent that it conforms and continues to conform to the following criteria to the satisfaction of the Lender: (i) the Receivable arose from a bona fide sale of goods or provision of services by the Borrower, and such goods or services have been delivered to the appropriate Account Debtor or its respective designees, the Borrower has in its possession shipping and delivery receipts evidencing such shipment and delivery, no return, rejection or repossession has occurred and such goods or services have been finally accepted by the Account Debtor; (ii) the Receivable is based upon a written order or contract which Borrower believes to be enforceable, for goods delivered or services rendered and the same were shipped, held, or performed in accordance with such order or contract; (iii) the title of the Borrower to the Receivable and, except as to the Account Debtor and any creditor which finances the Account Debtor's purchase of such goods, to any goods is absolute and is not subject to any prior assignment, claim, lien, or security interest, and the Borrower otherwise has the full and unqualified right and power to assign and grant a security interest in it to the Lender; (iv) the amount shown on the books of the Borrower and on any invoice, certificate, schedule or statement delivered to the Lender is owing to the Borrower and no partial payment has been received unless reflected on such invoice, certificate, schedule or statement;
(v) the Receivable is not subject to any claim of reduction, counterclaim, set-off, recoupment, or other defense in law or equity, or any claim for credits, allowances, or adjustments by the Account Debtor because of returned, inferior, or damaged goods, unsatisfactory services or for any other reason;
(vi) the Account Debtor has not returned or refused to retain, or otherwise notified the Borrower of any dispute concerning, or claimed nonconformity of, any of the goods or services from the sale of which the Receivable arose; (vii) the Receivable is not outstanding more than the number of days set forth in Schedule A attached hereto from the date of the invoice therefor; (viii) the Receivable does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the assignment by the Borrower to the Lender of the Receivable arising with respect thereto;
(ix) the Borrower has not received any note, trade acceptance draft or other instrument with respect to, or in payment of, the Receivable, unless, if any such instrument has been received, the Borrower immediately notified the Lender and, at the latter's request, endorsed or assigned and delivered the same to the Lender; (x) the Borrower has not received any notice of the death of the Account Debtor or a partner thereof; nor has the Borrower received any notice of dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, the Account Debtor; (xi) the Account Debtor is not an Affiliate of the Borrower;
(xii) the Account Debtor is not incorporated in or primarily conducting business in any jurisdiction located outside of the United States of America or Canada, unless the accounts receivables due from such Account Debtor are credit insured by an insurance company satisfactory to Lender under a contract in form, scope and content satisfactory to Lender or backed by an irrevocable letter of credit confirmed by a domestic bank; (xiii) the Borrower is not indebted in any manner to the


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

Account Debtor, with the exception of customary credits, adjustments and/or discounts given to a Account Debtor by the Borrower in the ordinary course of its business. The Lender, in the exercise of its sole discretion, may exclude from eligibility all or any portion of any Receivable that (i) exceeds 10% the total Receivables due to Borrower, provided however, that from any such Receivable so excluded, an amount of up to 10% of the Eligible Receivables due to Borrower shall, if such amounts otherwise meet the criteria to be an Eligible Receivable, be included up to such 10% of Receivables amount; or (ii) results in an otherwise unacceptable concentration of the Receivables of the Account Debtor; or (iii) the Lender has deemed ineligible because of reasonable uncertainty as to the credit worthiness of the Account Debtor or because the Lender otherwise considers the collateral value thereof to be impaired or its ability to realize such value to be insecure; or (iv) represents an intercompany (except as set forth in section vi below), officer, employee, contra or affiliated company account or accounts; or (v) which are due from domestic Account Debtors wherein more than 50% of the total balance due from such Account Debtor is beyond one hundred twenty (120) days from invoice date (vi) which are due from foreign Account Debtors wherein more than 50% of the total balance due from such Account Debtor is beyond one hundred fifty (150) days from invoice date and/or to the extent that such amounts due from such foreign Account Debtors exceed the amount of credit insurance approved by Lender and in effect from time to time for Lender as beneficiary of such coverage; or (vi) which are based upon invoices for research and development charges allocated to an Account Debtor. In the event of any dispute under the foregoing criteria, as to whether a Receivable is, or has ceased to be, an Eligible Receivable, the decision of the Lender in the exercise of its sole discretion shall control. Receivables otherwise meeting the above conditions to be Eligible Receivables except for the fact that the Account Debtor is located in Canada shall be Eligible Receivables-Canadian and may be advanced against in accordance with Section 2.1(a).

      1.8 Environmental Laws shall mean all federal, state and local laws, whether now or hereafter enacted, and as amended from time to time, relating to pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, generation, production, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

      1.9 Equipment shall mean (a) all equipment of the Borrower of every type and description, now owned and hereafter acquired and wherever located, including, without limitation, all machinery, motor vehicles and other rolling stock, furniture, furnishings, tools, dies, fittings, accessories, all substitutions therefor, leasehold improvements, fixtures, and materials and supplies relating to any of the foregoing; (b) all present and future documents of title and trust receipts relating to any of the foregoing; (c) all present and future rights, claims and causes of action of the Borrower in connection with purchases of (or contracts for the purchase of), or warranties relating to, or damages to, goods held or to be held by the Borrower as equipment; (d) all present and future warranties, manuals and other written materials (and packaging thereof or relating thereto) relating to any of the foregoing; and (e) all present and future general intangibles of the Borrower in any way relating to any of the foregoing.

      1.10 Event of Default shall mean any event described in Section 9.1 hereof.

      1.11 Fair Labor Standards Act shall mean the Fair Standards Labor Act as amended, 29 U.S.C. Sections 201-209, any applicable regulations and interpretations issued pursuant thereto, and any amendments to any of the foregoing.

      1.12 General Intangibles shall mean all general intangibles now owned or hereafter acquired by the Borrower, including, without limitation, choses of action, causes of action and all other intangible property of every kind and nature, including, without limitation, corporate or other business records, inventions, designs, blueprints, plans, patents, patent applications, trademarks, trade names, trade secrets, all present and future proprietary fragrance, flavor and/or other formulas owned, developed and or utilized by Borrower in connection with the processing and manufacturing of its finished goods, goodwill, registrations, domestic and foreign copyrights, copyright applications, service marks, logos, licenses, franchises, customer lists, tax refunds, tax refund claims, contractual rights, insurance policies on lives of employees payable to the Borrower, any letter of credit on which the Borrower is a beneficiary, rights or claims against carriers and shippers, leases and rights to indemnification between the Borrower and the U.S. Government or any agency thereof, and all amendments thereto.


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

      1.13 Government Accounts shall mean all accounts arising out of any Government Contract.

      1.14 Government Contracts shall mean any contract between the Borrower and the United States Government or any agency thereof, and all amendments thereto.

      1.15 Guarantor and Guarantors shall mean individually and collectively the Person(s) listed on Schedule A attached hereto.

      1.16 Hazardous Materials shall mean any (i) hazardous, regulated and/or toxic chemicals, materials, substances or wastes occurring in the air, water, soil or ground water on, over or under the real property owned, occupied or controlled by the Borrower, or in or on improvements thereon (the "Property"), as defined by the Comprehensive Environmental Response, Compensation, and Liability Act (Superfund or CERCLA), and the Superfund Amendments and the Reauthorization Act of 1986 (SARA), 42 U.S.C. ss.ss. 9601 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss. 11001 et seq., the Resource Conservation and Recovery Act (the Solid Waste Disposal Act or RCRA), 42 U.S.C. ss.ss. 6901 et seq., the Federal Water Pollution Control Act, (CWA), 33 U.S.C. ss.ss. 1251 et seq., the Clean Air Act (CAA), 42 U.S.C. ss.ss. 7401 et seq., and the Toxic Substances Control Act (TSCA), 15 U.S.C. ss.ss. 2601 et. seq., or comparable state statutes, as each such statute may be amended from time to time, and/or as defined in regulations promulgated thereunder; (ii) oil, petroleum products, and their by-products; (iii) any substance, the presence of which is prohibited or controlled by any other applicable federal or state or local laws, regulations, statutes or ordinances now in force or hereafter enacted relating to waste disposal or environmental protection with respect to hazardous, toxic or other substances generated, produced, leaked, released, spilled or disposed of at or from the Property; and (iv) any other substance which by law requires special handling in its collection, storage, treatment or disposal including, but not limited to, asbestos, polychlorinated biphenyls
(PCBs), urea formaldehyde foam insulation and lead-based paints, but not including small quantities of such materials present on the Property in retail containers and used in the ordinary course of the Borrower's business.

      1.17 Inventory shall mean all inventory now owned or hereafter acquired by the Borrower, including, without limitation (a) all goods which are held for sale or lease by the Borrower or are furnished or to be furnished by the Borrower under contracts for service, (b) all raw materials, work in process, finished goods, materials and supplies of every kind used or consumed in connection with the manufacture, packing, shipping, advertising or sale of such goods, (c) all proceeds and products from the sale or other disposition of such goods, including all goods returned or repossessed, or acquired by the Borrower by way of substitution or replacement, and all additions and accessions thereto, and all documents and instruments covering such goods, and (d) all of the above owned by the Borrower or in which the Borrower now has or in which the Borrower may hereafter acquire an interest, whether in transit or in the Borrower's constructive or actual possession or held by the Borrower or others for the Borrower's account (including any of the above held on consignment), including, without limitation, all of the above which may be located on the Borrower's premises or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, finishers, converters or other third parties who may have possession, temporary or otherwise, thereof.

      1.18 Letter(s) of Credit shall mean any letter(s) of credit issued pursuant to Section 2.4 hereof for or on behalf of the Borrower.

      1.19 Loan Documents shall mean this Agreement, the Guaranty or any other agreement or document referred to herein or now or hereafter executed and delivered by Borrower in connection with the transactions contemplated hereby, together with any and all revisions, amendments, restatements and modifications to, replacements of and substitutions for, any of the foregoing.

      1.20 Lockbox Agreement shall mean the written agreement by and among the Borrower, the Lender and a federally insured banking institution, in form and substance satisfactory to the Lender, whereby said parties agree that Payments shall be mailed to a U.S. Post Office box to which the bank shall have exclusive and unrestricted access under such agreement. Under such agreement, Payments shall hereafter be deposited into an account of the Lender maintained at the bank for application to the Revolving Loan.

      1.21 Note shall mean, collectively, any promissory notes executed by the Borrower to evidence the any other loans by the Lender to the Borrower as renewed, extended, restated or modified from time to time described in Section 2.3.


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

      1.22 Obligations shall mean, without limitation, the Revolving Loans, other loans by the Lender to the Borrower and all other indebtedness and liabilities of the Borrower to the Lender of every kind, nature and description, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument and whether liquidated or unliquidated, secured or unsecured, direct or indirect (that is, whether the same are due directly from the Borrower to the Lender, or are due indirectly from the Borrower to the Lender by reason of the Borrower having acted as endorser, guarantor or obligor of indebtedness, liabilities or obligations to the Lender of any third party), absolute or contingent, due or to become due, and all obligations to perform acts or refrain from taking any action. Obligations shall also include all interest, fees and other charges chargeable to the Borrower or due from the Borrower to the Lender from time to time and all costs and expenses referred to in Sections 13 and 14 hereof.

      1.23 Payment(s) shall mean any check, note, draft, bill of exchange, acceptance, money order, legal tender or other form of payment or evidence of indebtedness in total or partial payment of the amount due on any Receivable or other Collateral.

      1.24 Permitted Liens shall mean (a) the existing interest of Wasco Funding Corp. of 150 East 58th Street, New York, New York as to one Varian Model 3800 Gas Chromatograph S/N00726 with all of its attachments and accessories and any other lien or security interest specifically consented to by the Lender in writing or as set forth on Schedule 1.24 attached hereto; and (b) purchase money security interests on Equipment acquired after the date hereof in the ordinary course of business provided such security interests secure not more than the lower of the cost or fair market value of such Equipment and in the aggregate do not exceed the amount as set forth in Schedule A attached hereto.

      1.25 Person shall mean an individual, partnership, corporation, limited liability company, business franchise, joint stock company, trust, unincorporated association, joint venture, government authority or other entity of whatever nature.

      1.26 Reasonable Attorneys' Fees shall mean, as used in any of the Loan Documents, the fees of counsel based upon counsel's usual and customary hourly rates and not upon any fixed percentage of the Obligations.

      1.27 Receivables shall mean (a) all of the Borrower's present and future accounts, contract rights, receivables, promissory notes and other instruments, chattel paper and all rights to receive the payment of money or other consideration under present or future contracts, including, without limitation, all of the Borrower's rights under each Government Contract and all related Government Accounts now owned or hereafter acquired by the Borrower; (b) all present and future cash of the Borrower; (c) all present and future judgments, orders, awards and decrees in favor of the Borrower and causes of action in favor of the Borrower; (d) all present and future contingent and noncontingent rights of the Borrower to the payment of money for any reason whatsoever, whether arising in contract, tort or otherwise, including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit; (e) all present and future claims, rights of indemnification and other rights of the Borrower under or in connection with any contracts or agreements to which the Borrower is or becomes a party or third party beneficiary; (f) all goods previously or hereafter returned, repossessed or stopped in transit, the sale, lease or other disposition of which contributed to the creation of any account, instrument or chattel paper of the Borrower; (g) all present and future rights of the Borrower as an unpaid seller of goods, including rights of stoppage in transit, detinue and reclamation; (h) all rights which the Borrower may now or at any time hereafter have, by law or agreement, against any Account Debtor or other obligor of the Borrower, and all rights, liens and security interests which the Borrower may now or at any time hereafter have, by law or agreement, against any property of any Debtor or other obligor of the Borrower; and (i) all present and future interests and rights of the Borrower, including rights to the payment of money, under or in connection with all present and future leases and subleases of real or personal property to which the Borrower is a party, as lessor, sublessor, lessee or sublessee.

      1.28 Reference Rate shall mean the rate of interest announced from time to time by Norwest Bank Minnesota, N. A., as its "prime rate" or "reference rate" as the case may be, whether or not such announced rate is the best rate available from such financial institution. The Borrower hereby acknowledges and agrees that the Reference Rate is a reference used in determining interest rates on certain loans by the Lender and is not intended to be the lowest rate of interest charged on any extension of credit to any customer. In the event the foregoing institution ceases to announce a


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

Reference Rate or the same is unascertainable or is discontinued by the Lender as a standard, a comparable prime rate designated by the Lender shall be deemed to be the Reference Rate.

      1.29 Revolving Loans shall mean the loans described in Section 2.1

      2. Loans, Interest, Fees and Letters of Credit

      2.1 Subject to the terms and conditions of this Agreement, the Lender agrees to make Revolving Loans from time to time to the Borrower in an aggregate principal amount of:

            (a) the percentage of Eligible Receivables set forth in Schedule A attached hereto, and

            (b) the percentage of Eligible Inventory set forth in Schedule A attached hereto, and

            (c) the percentage of Eligible Government Accounts set forth in Schedule A attached hereto.

      2.2 The Revolving Loans shall be made on the following terms and conditions:

            (a) The Revolving Loans shall be used solely for refinancing existing indebtedness and for working capital.

            (b) The aggregate principal amount of Revolving Loans based on the value of Eligible Inventory shall not exceed the amount set forth in Schedule A attached hereto.

            (c) The aggregate principal amount of Revolving Loans shall not exceed the amount set forth in Schedule A attached hereto.

            (d) All Revolving Loans will be made from time to time in the sole discretion of the Lender provided that no Event of Default has occurred and is continuing beyond any applicable cure period and/or there has been no material adverse change in the financial or collateral condition of Borrower. After notice to the Borrower, the Lender may, in its discretion, change any or all of the percentages set forth in Section 2.1(a), (b) or (c). All Revolving Loans shall be payable without offset to the Lender and shall be evidenced by the entries upon certain books and records designated by the Lender.

            (e) The Revolving Loans shall accrue interest on the daily outstanding balance thereof at the annual rate (the "Interest Rate") set forth in Schedule A attached hereto. Accrued interest shall be payable to the Lender on the first day of each month beginning on the date set forth on Schedule A attached hereto. The effective date of any increase or decrease in the Interest Rate shall be the date on which the Reference Rate changes. All interest shall be computed on the basis of a 360-day year and paid for the actual number of days elapsed in each interest calculation period.

            (f) Upon the occurrence of any Event of Default and the continuance thereof beyond any applicable cure period with regard thereto, the Interest Rate may be increased, at the Lender's option, to a rate equal to the rate set forth on Schedule A attached hereto above the Reference Rate in effect from time to time (the "Default Rate of Interest"). Lender, at its discretion and upon the curing of such default by Borrower, may thereafter reduce the interest rate from the Default Rate of Interest then being charged.

            (g) In addition to the interest payable to the Lender pursuant to
Section 2.2(e), the Borrower shall also pay to the Lender or the Lender may collect from advances made to the Borrower under the Revolving Loans an amount of interest equal to the aggregate of the amounts calculated each month by multiplying the amount of each Payment received by the Lender from Account Debtors during such month by the Interest Rate for a period beginning on the date after a Payment is applied to the principal balance due under the Revolving Loans and ending on the date set forth in Schedule A attached hereto.

            (h) The Borrower shall pay the Lender a monthly service fee equal to the amount set forth in Schedule A attached hereto (the "Service Fee").


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

            (i) The Lender shall send the Borrower a monthly statement of the Borrower's loan account showing all debits and credits and which shall also reflect the interest accrued on the Revolving Loans pursuant to Section 2.2(e) and (f) hereof, the additional interest charged with respect to Payments pursuant to Section 2.2(g) hereof (collectively, the "Interest) and the Service Fee for the immediately preceding month. The Interest and Service Fee shall be added by the Lender to the Borrower's loan account at the end of each month and shall be deemed to be first paid from amounts subsequently credited to the loan account. The statement of the loan account shall be deemed correct and accepted by and conclusively binding upon the Borrower unless the Borrower notifies the Lender in writing specifically as to a particular discrepancy within 20 days from the mailing and/or forwarding by facsimile transmission by Lender of such statement.

      3. Security for the Obligations.

      3.1 To secure the payment and performance of the Obligations, the Borrower hereby grants to the Lender a continuing security interest in all existing and hereinafter acquired or arising Collateral.

      3.2 As additional security for the payment and performance of the Obligations, the Obligations shall be guaranteed by the Guarantors who shall each execute and deliver to the Lender an unconditional guaranty (the "Guaranty Agreement") in the form attached hereto.

      4. Receivables.

      4.1 Unless the Lender requires a Lockbox Agreement, the Lender hereby authorizes and permits the Borrower to receive from Account Debtors or otherwise all Payments, subject to the reasonable direction and control of the Lender at all times. The Borrower shall open and maintain at its expense a depository account ("Depository Account") over which the Lender alone shall have the power of withdrawal or, if requested by the Lender a lockbox, with a bank acceptable to the Lender, and deposit or direct all Payments to such account or lockbox immediately upon receipt thereof. The Borrower's loan account with the Lender shall be credited with (i) all amounts received on any Business Day in the Lender's Chase Manhattan bank account by wire transfer from the Depository Account or the Lockbox prior to 12:00 noon on such day; (ii) on the date an ACH for collected funds is initiated from the Depository Account or (iii) all Payments actually received at the Lender's address set forth at the beginning of this Agreement pursuant to Section 4.2 on the date of such receipt. Payments which are deposited into the Lender's account after 12:00 noon on any day shall be credited to the Borrower's loan account on the next Business Day.

      4.2 Upon an Event of Default which continues beyond any applicable cure period related thereto or an adverse change in Borrowers financial or collateral condition, the Lender shall have the right at any time to notify Account Debtors of its security interest in the Receivables and to require Payments to be made directly to the Lender. Upon an Event of Default which continues beyond any applicable cure period related thereto, to facilitate direct collection, the Borrower hereby appoints the Lender and any officer or employee of the Lender, as the Lender may from time to time designate, as attorney-in-fact for the Borrower to (a) receive, open and dispose of all mail addressed to the Borrower and take therefrom any Payments or proceeds of Receivables; (b) take over the Borrower's post office boxes or make other arrangements, in which the Borrower shall cooperate, to receive the Borrower's mail, including notifying the post office authorities to change the address for delivery of mail addressed to the Borrower to such address as the Lender shall designate; (c) endorse the name of the Borrower in favor of the Lender upon any and all Payments that may come into the Lender's possession; (d) sign and endorse the name of the Borrower on any invoice or bill of lading relating to any Receivable, on verifications of Receivables sent to any Debtor, to drafts against Account Debtors, to assignments of Receivables and to notices to Account Debtors; and (e) do all acts and things necessary to carry out this Agreement, including signing the name of the Borrower on any instruments required by law in connection with the transactions contemplated hereby and on financing statements as permitted by the UCC. The Borrower hereby ratifies and approves all acts of such attorney-in-fact and neither the Lender nor any other such attorney-in-fact shall be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law unless occasioned by the Lender's or such attorney-in-fact's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as any of the Obligations remain unsatisfied.

      4.3 The Lender shall not, under any circumstances, be liable for any error or omission or delay of any kind occurring in the settlement, collection or payment of any Receivable or any instrument received in payment thereof or for any damage resulting therefrom unless occasioned by the Lender's gross negligence or willful misconduct. The Lender may, after the occurrence of an Event of Default which continues beyond any applicable cure period related thereto, without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurance applicable thereto and/or release the obligor thereon. The Lender is authorized to accept the return of the goods represented by any of the Receivables, without notice to or consent of the Borrower, or without discharging or any way affecting the Obligations.

      4.4 The Lender shall not be liable for or prejudiced by any loss, depreciation or other damage to the Receivables and other Collateral unless caused by the Lender's gross negligence or willful misconduct.

      4.5 On or before ten (10) days after the end of each month, or from time to time as the Lender may reasonably require, the Borrower shall deliver to the Lender schedules of all outstanding Receivables and existing Inventory. Such schedules shall be in form satisfactory to the Lender and shall show the age of such Receivables in intervals of not more than 30 days, and contain such other information and be accompanied by such supporting documents as the Lender may from time to time reasonably prescribe. At the Lender's reasonable request, the Borrower shall also deliver to the Lender copies of the Account Debtor's invoices, evidences of shipment or delivery and such other schedules and information as the Lender may reasonably request. The items to be provided under this Section are to be prepared and delivered to the Lender from time to time solely for its convenience in maintaining records of the Collateral and the Borrower's failure to give any of such items to the Lender shall not affect, terminate, modify or otherwise limit the Lender's security interest granted herein.

      5. Representations and Warranties. The Borrower hereby represents and warrants to the Lender that:

      5.1 (a) The Borrower is and at all times hereafter shall be a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to conduct its business as now conducted and as proposed to be conducted while this Agreement is in effect; (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby are within the corporate authority of the Borrower and have been duly authorized by all proper and necessary corporate action; (c) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby will not violate or contravene any provisions of law or the articles of incorporation or bylaws of the Borrower, or result in a breach or default in respect of the terms of any other agreement to which the Borrower is a party or by which it is bound, which breach or default would result in the creation, imposition or enforcement of any lien against any of the Collateral, or would have a material adverse effect on the conduct of the Borrower's business as it is now being conducted and proposed to be conducted while this Agreement is in effect, or would otherwise materially impair the value of value of the security interest granted to the Lender hereunder; and (d) the Borrower is duly qualified as a foreign corporation and is in good standing and duly authorized to do business in every jurisdiction where the nature of its properties or its business requires such qualification and authorization except where the failure to so comply would not have a material adverse effect on Borrower.

      5.2 This Agreement is the valid and legally binding agreement of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

      5.3 Except as previously disclosed to the Lender in writing, no Person has sold substantially all of its assets to the Borrower or sold assets having a value in excess of $50,000 to the Borrower outside the ordinary course of such seller's business or in a transaction subject to the bulk transfer laws at any time in the past.

      5.4 The execution and delivery of this Agreement and the performance of the transactions contemplated hereby do not require any approval or consent of any governmental agency or authority, of stockholders of the Borrower, or of any other Person.

      5.5 The financial statements of the Borrower and the Guarantors attached hereto as Schedule 5.5, attached hereto, fairly represent, in all material respects, the financial condition of the Borrower and the results of its operations and transactions as of the dates and for the periods of such statements and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period involved. There has been no material adverse change in the business, operations, prospects, assets, properties or condition (financial or otherwise) of the Borrower or the Guarantor since the date of said financial statements.

      5.6 The Borrower has filed all federal, state, local and other tax returns and reports required to be filed by it and such returns and reports are true and correct in all material respects. The Borrower has paid all taxes, assessments and other governmental charges lawfully levied or imposed on or against it or its property, other than those presently payable without penalty or interest.

      5.7 There is no litigation or proceeding or governmental investigation pending or, to the knowledge of the Borrower, threatened against or relating to the Borrower, its properties or business which is not reflected in the financial statements and other related information previously submitted to the Lender by the Borrower.

      5.8 The Borrower is not in violation of or default under any statute, regulation, license, permit, order, writ, injunction or decree of any government, governmental department, commission, board, bureau, agency, instrumentality or court, which violation or default would have a material adverse effect on the business, properties or condition, financial or otherwise, of the Borrower.

      5.9 To its knowledge Borrower is in all material respects in compliance with all federal, state and local laws, including, but not limited to, Environmental Laws and the Fair Labor Standards Act.

      5.10 (a) Within the three year period immediately preceding the date hereof, the Borrower has not terminated any employee pension benefit plan ("Plan"), within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained by the Borrower which is or was subject to Title IV of ERISA and as of the date hereof, (i) is not in the process of terminating any Plan, and (ii) no fact, including, without limitation, any reportable event described in Section 4043 of ERISA exists in connection with any Plan of the Borrower which might constitute grounds for (x) the termination of any Plan by the Pension Benefit Guaranty Corporation or (y) the appointment by the appropriate United States District Court of a trustee to administer any Plan.

            (b) The Borrower has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code (the "Code") with respect to each Plan and is in compliance in all material respects with the provisions of ERISA and the Code presently applicable to each Plan, and has made all contributions to the Plans required by the terms thereof.

            (c) The Borrower has not incurred any liability under Section 4203 or 4205 of ERISA with respect to any withdrawal or partial withdrawal from any multiemployer plan (as defined in Section 4001(a)(3) of ERISA which has not been satisfied.

      5.11 The Borrower is not in default under a material contract, which default would have a material adverse effect on the business, properties or condition, financial or otherwise, of the Borrower, or in the performance of any covenants or conditions respecting any indebtedness which is material to the Borrower, and no holder of any such indebtedness of the Borrower has given notice of any asserted default thereunder, and no liquidation or dissolution of the Borrower and no receivership, insolvency, bankruptcy, reorganization or other similar proceeding relative to the Borrower or its properties is pending or, to the knowledge of the Borrower, is threatened against it.

      5.12 The Borrower maintains a place of business and keeps Collateral and maintains its books of account and records, including all material records concerning the Collateral, only at the location(s) set forth in Schedule A attached hereto.

      5.13 The Borrower is the sole owner of and has good and marketable title to the Collateral, and the Borrower has full right and power to grant the Lender a security interest therein. At the time the Collateral becomes subject to the Lender's security interest, the Collateral will be free from all liens, encumbrances and security interests in favor of any Person other than the Lender, except for Permitted Liens.

      5.14 As to each and every Receivable, to the best of the Borrower's knowledge and belief (a) it is a bona fide existing obligation, valid and enforceable against the Account Debtor for a sum certain for sales of goods shipped or delivered, or goods leased, or services rendered in the ordinary course of business; (b) all supporting documents, instruments, chattel paper and other evidence of indebtedness, if any, delivered to the Lender are complete and correct and are valid and enforceable in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law), and all signatures and endorsements that appear thereon are genuine, and all signatures and endorsers have full capacity to contract; (c) the Account Debtor is liable for and will make payment of the amount expressed in such Receivable according to its terms; (d) it is subject to no discount, allowance or special terms of payment, except for ordinary trade discounts and allowances for prompt payment, without the prior approval of the Lender; (e) it is subject to no dispute, defense or offset, real or claimed (other than merchandise disputes in the ordinary course of business which have been disclosed to Lender); (f) it is not subject to any prohibition or limitation upon assignment; and (g) the Borrower has full right and power to grant the Lender a security interest therein and the security interest granted in such Receivable to the Lender in Section 3 hereof will be a valid first security interest which will inure to the benefit of the Lender without further action.

      5.15 No portion of the Revolving Loans shall be used to purchase or carry any "Margin Security" or "Margin Stock" as such terms are used in Regulations G and U of the Board of Governors of the Federal Reserve System, 12 C.F.R. 207 and 221.

      5.16 The Borrower is now in all material respects in compliance and will in the future comply with any and all of the requirements of Title 31 Section 3727 and Title 41 Section 15 of the United States Code where such statutes are applicable to a particular Receivable, and shall take all such other action as may be necessary to facilitate the direct collection of or ensure perfection of the Lender's security interest in the Receivables at all times.

      5.17 Except as set forth on Schedule 5.17, no franchises, licenses, trademarks, trade names, copyrights or patents are owned or licensed by, or registered in the name of, or have been applied for by, the Borrower, and no such rights or agreements are necessary to the conduct of the present business of the Borrower. Except as set forth on Schedule 5.17, the Borrower has no knowledge and has not received any notice to the effect that any product it manufactures or sells, or any service it renders, or any process, method, know-how, trade secret, part or material it employs in the manufacture of any product it makes or sells or any service it renders, or the marketing or use by it or another of any such product or service, may infringe any trademark, trade name, copyright, patent, trade secret or legally protectable right of any other Person .

      5.18 The Borrower utilizes no tradenames in the conduct of its business, except as set forth in Schedule 5.18 and has not changed its name, been the surviving entity in a merger or acquired any business since July, 1993.

      5.19 Except as set forth in Schedule 5.19, the Inventory is not now and shall not at any time hereafter be stored with a bailee, warehouseman, or similar Person without the Lender's prior written consent, which consent shall not unreasonably be withheld. If any Inventory is so stored, the Borrower will, concurrent with storing such Inventory, cause any such bailee, warehouseman, or similar Person to issue and deliver to the Lender, in a form reasonably acceptable to the Lender, warehouse receipts in the Lender's name evidencing the storage of the Inventory. All such warehouse receipts do and will evidence ownership of the Inventory stored by the issuers thereof, and the holder thereof is and will continue to be the owner of good and marketable title of same, free and clear of any liens or encumbrances. All such warehouse receipts are and will be genuine, valid and enforceable by the holder thereof in accordance with their terms and all statements thereon are and will be true and accurate in all material respects.

      5.20 All Equipment is personalty and is not and will not be affixed to real estate in such manner as to become a fixture or part of such real estate.

      5.21 There are no strikes, work stoppages, material grievance proceedings or other material controversies pending or, to the Borrower's knowledge, threatened between the Borrower and any employees of the Borrower or any union or other collective bargaining unit representing such employees. The Borrower is in compliance, in all material respects, with all laws relating to the employment of labor, including, without limitation, provisions relating to wages, hours, collective bargaining, occupational safety and health, equal employment opportunities and the withholding of income taxes and social security contributions, the non-compliance with which might materially adversely affect its business, operations, assets, properties or condition (financial or otherwise).

      5.22 After giving effect to the transactions contemplated by this Agreement, the Borrower (a) will have capital and assets sufficient to carry on its business and all businesses in which it is engaged or about to be engaged,
(b) will be solvent and able to pay its debts and other liabilities, whether fixed or contingent, as they mature, and (c) will own property the present fair saleable value of which on a going concern basis (assuming an orderly liquidation) is greater than the amount required to pay its debts and other liabilities as they become due, whether fixed or contingent. The Borrower does not intend to incur, and does not believe that it is incurring obligations beyond its ability to pay as they mature.

      5.23 The foregoing representations and warranties are made by the Borrower with the knowledge and intention that the Lender will rely thereon, are continuing and are reaffirmed upon each advance under the Revolving Loan or other loans authorized hereunder, and shall survive the execution and delivery of this Agreement and the making of all loans hereunder.

      6. Affirmative Covenants. The Borrower covenants and agrees that until all of the Obligations have been paid in full, unless the Lender shall otherwise consent in writing, it shall:

      6.1 Maintain complete and accurate books of account and records pertaining to the Collateral and the operations of the Borrower, and all such books of account and records shall be kept and maintained at the location(s) set forth in Schedule A attached hereto. The Borrower shall not move such books of account and records without giving the Lender at least 30 days' prior written notice. Prior to moving any of such books of account and records, the Borrower shall execute and deliver to the Lender financing statements reasonably satisfactory to the Lender. All such books of account and records and all financial statements and reports furnished to the Lender shall be maintained and prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods.

      6.2 Grant the Lender, or its representatives, full and complete access to all Collateral and to all books of account, records, correspondence and other papers relating to the Collateral during normal business hours and the right to inspect, examine, verify and make abstracts from and copies of the Collateral and of such books of account, records, correspondence and other papers, and to investigate such other activities and business of the Borrower as they may deem necessary or appropriate at the time.

      6.3 Deliver to the Lender:

            (a) Within 45 days after the end of each calendar month of each fiscal year, unaudited financial statements, including a balance sheet and related profit and loss statements, for such month prepared by the Borrower's chief financial officer. In the event that Borrower fails to deliver the foregoing information and documents within such time period, Borrower shall deliver to Lender said information and documents to Lender within 5 days from the date on which it receives notice of such failure from Lender.

            (b) Within 105 days after the end of Borrower's fiscal year, a copy of Borrower's Annual Report and Form 10-KSB or Form 10-K, as the case may be, for such year prepared by independent certified public accountants reasonably acceptable to the Lender. In the event that Borrower fails to deliver the foregoing information and documents within such time period, Borrower shall deliver to Lender said information and documents to Lender within 30 days from the date on which it receives notice of such failure from Lender. In the event that Borrower fails to remain a public company or is not required to file an Annual Report or Form 10-K SB or Form 10-K, Borrower shall provide to Lender, reviewed or audited financial statements including a balance sheet and related profit and loss statements for such fiscal year then ended prepared by Borrower's independent certified public accountants reasonably acceptable to Lender.

            (c) As soon as available, but in no event more than ten (10) days after the end of each month, a written schedule in form satisfactory to the Lender listing or otherwise describing the status of the Borrower's performance and schedule for completion of each Government Contract which is or may become the subject of a Receivable. In the event that Borrower fails to deliver the foregoing information and documents within such time period, Borrower shall deliver to Lender said information and documents to Lender within 5 days from the date on which it receives notice of such failure from Lender

            (d) Within 50 days after the end of each of Borrower's fiscal quarters, copies of Borrower's Quarterly Report on Form 10-QSB or 10-Q, as the case may be. In the event that Borrower fails to deliver the foregoing information and documents within such time period, Borrower shall deliver to Lender said information and documents to Lender within 10 days from the date on which it receives notice of such failure from Lender. In the event that Borrower fails to remain a public company or is not required to file an Quarterly Report on Form 10-Q SB or Form 10-Q, Borrower shall provide to Lender, unaudited financial statements including a balance sheet and related profit and loss statements for such fiscal quarter then ended and for the cumulative period of the fiscal year since the first day of such fiscal year prepared by Borrower's Chief Financial Officer.

            (e) Such other financial and business information and reports in form and substance satisfactory to the Lender as and when the Lender may from time to time reasonably request.

      6.4 While this Agreement remains in effect and until the Obligations have been paid in full, (a) maintain its corporate existence in good standing; (b) make no material change in the nature or character of its business or engage in any business which is unrelated to the business in which it is engaged on the date of this Agreement; and (c) maintain and keep in full force and effect all franchises, licenses and permits material to conduct of its business.

      6.5 Maintain and keep all of its properties, real and personal, in good working order, condition and repair and insure and keep insured all such properties at all times against loss or damage by fire, theft, and such other risks and hazards as are customarily insured against by corporations engaged in similar businesses and in similar circumstances, or as the Lender may reasonably specify from time to time, with insurers, in amounts and under policies acceptable to the Lender, and insure against loss or damage from business interruption on account of fire or other casualty and against liability on account of property damage and personal injury and under all applicable worker's compensation laws, and against such other risks as the Lender may reasonably request, with insurers, in amounts and under policies reasonably acceptable to the Lender. If the Borrower fails to do so, the Lender may obtain (but shall be under no obligation to do so) such insurance and add the cost thereof to the Obligations. The Borrower agrees that, if any loss should occur, the proceeds of all such insurance policies that relate to the Collateral (the "Lender's Policies") may be applied to the payment of all or any part of the Obligations, as the Lender may direct. At the Lender's request, the Borrower shall within five (5) days of such request, deliver to the Lender the original (or certified copy) of each of the Lender's Policies and evidence of payment of all premiums therefor. The Lender's Policies shall contain an endorsement, in form and substance reasonably acceptable to the Lender, showing loss payable to the Lender. Such endorsement or an independent instrument furnished to the Lender shall provide that the insurer will give the Lender at least 30 days' written notice before any such policy or policies of insurance shall be altered or canceled and that no act of default of the Borrower or any person shall affect the right of the Borrower to recover under the Lender's Policies in case of loss of damage. The Borrower hereby directs all insurers under the Lender's Policies to pay all proceeds payable thereunder directly to the Lender. The Borrower irrevocably makes, constitutes and appoints the Lender (and all officers, employees or agents designated by the Lender) as the Borrower's true and lawful attorney and agent-in-fact for the purpose of making, settling and adjusting claims under the Lender's Policies, endorsing the name of the Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies and for making all determinations and decisions with respect to such policies.

      6.6 Comply at all times with the provisions of all leases to which the Borrower is a party or under which it occupies property, so as to prevent any loss of forfeiture thereof or thereunder, provided, however, that the Borrower may cancel, surrender or modify any lease or contest in good faith any provision thereof if such action is deemed advantageous to its business and if no forfeiture, other than reasonable settlement payments in connection with such surrenders or cancellations, under any such lease results therefrom.

      6.7 (a) Pay the Obligations as they become due or upon an Event of Default which continues beyond any applicable cure period related thereto and/or a material adverse change in the condition of Borrower (financial or otherwise) on the demand of the Lender;

            (b) Pay all indebtedness and obligations material to its business in accordance with their terms and pay all taxes, assessments and governmental charges lawfully levied or imposed on or against the Borrower or its properties prior to the date when such taxes, assessments or charges shall become delinquent, unless the Borrower shall contest the validity thereof in good faith and shall post any bond or other security required by applicable law or by the Lender against the payment thereof.

      6.8 Comply, in all material respects, with all federal, state and local laws which are material to the business of Borrower, including, but not limited to requirements of Environmental Laws applicable to its business, whether now in effect or hereafter enacted, and upon the reasonable request of the Lender, the Borrower will provide the Lender with such evidence of such compliance.

      6.9 If required, comply with Section 1809 of the Small Business Act relating to I.R.S. Code Section 6302(h)(2)(C)(i)(iv) and (ii)(iv) or deposit with a bank insured by the Federal Deposit Insurance Corporation or any successor thereto, when due, all F.I.C.A. and withholding taxes and such other taxes as may from time to time be owing, comply with all requirements of the Lender with respect thereto and furnish the Lender with such proof of payment thereof as the Lender may from time to time request.

      6.10 Within thirty (30) days of conducting business in any state, qualify as a foreign corporation and obtain all requisite licenses and permits in each state in which the failure of the Borrower to so qualify would have a material adverse effect on its business, operations, properties, assets or financial condition.

      6.11 In the event that any Receivable is not paid within one hundred twenty (120) days after its due date and the total amount of Obligations owed to Lender exceed the sum of (i) the then applicable Eligible Receivables Percentage multiplied by the Eligible Receivables less the Receivable which has not paid plus (ii) the then applicable Eligible Inventory Percentage multiplied by the Eligible Inventory, Borrower shall take the necessary or appropriate steps to file and perfect, at the Borrower's expense, any lien, judgment, claim or lawsuit that may be available to the Borrower under the laws of the applicable jurisdiction.

      6.12 Defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein and pay all costs and expenses (including Reasonable Attorneys' Fees) incurred in connection with such defense.

      6.13 Promptly notify the Lender of any condition or event that constitutes, or with the running of time, the giving of notice, or both, would constitute, an Event of Default, and promptly inform the Lender of any material adverse change in the financial condition of the Borrower or of Technology Flavors & Fragrances, Inc. (Canada).

      6.14 Promptly notify the Lender in writing of any action or omission of the Lender which the Borrower claims caused or may cause injury, loss or damage to the Borrower.

      6.15 Within five (5) days of any change in the location of any of the Borrower's places of business or the opening of any new place of business notify Lender of such change or opening of new place of business.

      6.16 At the request of the Lender, execute and deliver such financing statements, documents and instruments, and perform all other acts as the Lender deems are reasonably necessary, to perfect or continue the perfection of the Lender's security interest in the Collateral, and pay, upon demand, all reasonable expenses (including Reasonable Attorneys' Fees, filing fees and taxes) incurred by the Lender in connection therewith.

      6.17 At the request of the Lender, make available to the Lender a copy of each Government Contract and a copy of each amendment thereto or modification thereof which changes the price of such contract or the amount funded to pay for such contract, except to the extent that furnishing such copies may be prohibited by government security regulations.

      6.18 At the request of the Lender, submit to the Lender for the Lender's approval those Government Contracts which the Borrower desires to be included in determining Eligible Government Accounts, and provide such other information concerning such Government Contracts as the Lender may reasonably request. The Lender shall not unreasonably delay or withhold its response regarding the Lender's approval of such Government Contracts.

      6.19 Promptly after the furnishing thereof, provide to the Lender copies of any statement or report furnished to any other Person pursuant to the terms of any indenture, loan, credit, or similar agreement and not otherwise required to be furnished to the Lender pursuant to any other Section of this Agreement. Promptly after the sending or filing thereof, provide to the Lender copies of all proxy statements, and reports which the Borrower or any Affiliate sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower files with the Securities and Exchange Commission or with any national securities exchange.

      6.20 Prepare, execute, and file appropriate financing statements with respect to any consigned Inventory showing the consignee as debtor, the Borrower as secured party, and the Lender as assignee of the Borrower;

      6.21 Not permit any item of the Equipment to become a fixture to real estate or an accession to other property without the prior written consent of the Lender, which consent shall not be unreasonably withheld, and the Equipment is now and shall at all times remain personal property except with the Lender's prior written consent. If any of the Equipment is or will be attached to real estate in such a manner as to become a fixture under applicable state law and if such real estate is encumbered, the Borrower will obtain from the holder of each lien or encumbrance a written consent and subordination to the security interest hereby granted, or a written disclaimer of any interest in the Equipment, in a form acceptable to the Lender.

      6.22 Promptly, upon request by the Lender, deliver, assign, and endorse to the Lender all chattel paper, instruments, promissory notes and all other documents held by the Borrower in connection therewith.

      6.23 With respect to all real property owned, subleased, operated or occupied by the Borrower, maintain and cause all operators, tenants, subtenants, licensees and occupants of all such property to maintain such property free of all Hazardous Materials, and prevent all such property from being used for the manufacture, generation, production, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials; and deliver to the Lender copies of all reports prepared by any governmental authority, any environmental auditor or engineer, or any other person, relating to or in connection with the Borrower's compliance with any Environmental Laws, unless the Borrower cannot obtain such reports or copies thereof.

      6.24 Sell or dispose of the Inventory only to buyers in the ordinary course of business. Upon the sale, exchange, lease or disposition of Inventory, the security interest of the Lender therein shall without breach in continuity and without further formality or act continue in and attach to all cash and non-cash proceeds of such sale, exchange, lease or disposition, including all the instruments for the payment of money, Receivables, contract rights, documents of title, shipping documents and chattel paper, and all Inventory returned or rejected by customers or repossessed by the Borrower or by the Lender. As to any such sale, exchange, lease or disposition, the Lender shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, detinue and reclamation.

      6.25 Notify the Lender, within five (5) days of any change in location of any of the Inventory not in the ordinary course of business, and, prior to any such change, execute and deliver to the Lender such financing statements satisfactory to the Lender as the Lender may reasonably request. The Borrower, at its sole expense, will defend the Inventory against any claims or demands adverse to the Lender's interest therein, and will promptly pay, when due, all taxes or assessments levied against the Borrower on the Inventory other than those contested by the Borrower in good faith by appropriate proceedings. If the Borrower shall fail to pay such taxes or assessments, or fail to keep the Inventory free from any lien or security interest in favor of anyone other than the Lender, the Lender may (but shall not be obligated to) make expenditures for such purposes and any amounts so expended shall be added to the Obligations, shall be repayable on demand and shall accrue interest at the rate specified in
Section 2.2 (e) until repaid.

      6.26 Report, in form satisfactory to the Lender, such information as the Lender may reasonably request regarding the Inventory. Such reports shall be for such period, shall reflect the Borrower's records as at such time and shall be rendered with such frequency as the Lender may reasonably designate, and each such report shall confirm that all Inventory reported upon is subject to the Lender's security interest.

      6.27 Advise the Lender promptly, in sufficient detail, of any substantial change relating to the type, quantity or quality of the Inventory, or any event which would have a material adverse effect on the value of the Inventory or on the security interest granted to the Lender herein. A physical listing of all Inventory, wherever located, shall be taken by the Borrower whenever reasonably requested by the Lender, and a copy of such physical listing will be supplied to the Lender. Such listing shall be extended to show the value of such Inventory at the lowest wholesale price. The Lender may examine and inspect the Inventory at any reasonable time.

      6.28 Pay to the Lender, the Lender's customary Field Examination and Audit Fees as set forth on Schedule A attached hereto.

      6.29 At the request of the Lender, execute and deliver a Lockbox Agreement to the Lender and comply with the terms thereof.

      6.30 Borrower shall at all times maintain compliance with the financial covenants set forth below:

            (a) Tangible Net Worth for fiscal year end 12/31/99 shall be not less than $1,750,000.00;

Capital expenditures for both direct purchases of equipment and leases, provided there are no existing Event of Default, shall be allowed as follows:

                  (1)   Not to exceed $250,000.00 for fiscal year ending
                        12/31/99;

                  (2) Not to exceed $400,000.00 for fiscal year ending 12/31/00; and

                  (3) Not to exceed $450,000.00 for fiscal year ending 12/31/01 and each fiscal year thereafter.

            (c) Borrower shall at no time through 12/31/99 achieve less than 75% of the pre-tax income projections for its fiscal ending 12/31/99 and each fiscal year thereafter, which projections were provided to Lender by Borrower, a copy of which is attached hereto as Schedule 6.30.

      6.31 Not permit transfers of cash to Technology Flavors & Fragrances S.A (Chile) to exceed $75,000.00 per month and shall require repatriation of all sums in excess of $75,000.00 per month from Technology Flavors & Fragrances S.A (Chile).

      7. Negative Covenants. The Borrower covenants and agrees that until the Obligations have been paid in full, unless the Lender shall consent in advance in writing, it shall not:

      7.1 Discontinue its business, sell a material part of its assets or liquidate or sell, transfer, assign or otherwise dispose of any of the Collateral, provided, however, that it may sell in the ordinary course of business and for a full and adequate consideration in money or money's worth, any product, merchandise or service produced, marketed or furnished by it.

      7.2 Sell (except for the sale of Inventory in the ordinary course of business), assign, pledge, grant a security interest in any of the Collateral, whether now owned or hereafter acquired, except for Permitted Liens.

      7.3 (a) Make any loans to any Person, including any of its officers, directors or stockholders, other than loans to employees not to exceed $20,000 in the aggregate or (b) repay any existing loans made to it by its officers, directors or stockholders, other than loans not in excess of $20,000 in the aggregate existing as of the date hereof as set forth on Schedule 7.2.

      7.4 (a) Declare or pay any dividends (except dividends payable solely in shares of its capital stock) or make any other payments on its capital stock,
(b) issue, redeem, repurchase or retire, purchase or otherwise acquire any of its capital stock now or hereafter outstanding, provided, however, that the Borrower shall be permitted to repurchase up to $500,000 of its common stock (c) grant or issue any warrant, right or option pertaining thereto or other security convertible into any of the foregoing other than any option or similar right granted to any employee, director, officer, or consultant of Borrower pursuant to Borrower's employee stock option plan in effect as of the date hereof, or make any distribution to its stockholders (other than as provided herein) or set aside any sum or property for any such purpose; provided, that no Event of Default, or any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default, exits or would result therefrom.

      7.5 Compromise or discount any Receivable except for ordinary trade discounts or allowances for prompt payment.

      7.6 Consolidate or merge with any Person or acquire or purchase any equity or interest in any other Person (other than a wholly owned subsidiary of Borrower, provided that Borrower shall be the surviving entity of any such merger), including shares of stock of other corporations, or acquire or purchase any assets or obligations of any other entity, except that the Borrower is permitted to own notes and other Receivables acquired in the ordinary course of business.

      7.7 Change its name, do business under an assumed or trade name, or move any of the Collateral to another location not permitted under this Agreement without giving the Lender at least 30 days' prior written notice thereof and executing and delivering to the Lender such financing statements satisfactory to the Lender as the Lender may reasonably request.

      7.8 Replace or terminate the individuals named in Schedule A attached hereto as an officer or employee of the Borrower, without providing notice to Lender five (5) days prior to such replacement or termination.

      7.9 Enter into any sale-leaseback transaction, or incur indebtedness except:

            (a) The Obligations of the Borrower to the Lender;

            (b) Unsecured current liabilities incurred in the ordinary course of business;

            (c) Indebtedness (not overdue) secured by Permitted Liens;

            (d) Indebtedness under guarantees or for other contingent liabilities to the extent permitted by this Agreement;

            (e) Indebtedness of the Borrower which has been subordinated to the Obligations pursuant to a subordination agreement acceptable to the Lender;

            (f) Indebtedness allowed to Borrower under the terms of this Agreement; and

            (g) Other indebtedness which does not exceed the sum of $100,000 in the aggregate.

      7.10 (a) Lend or advance money, credit, or property to any Person or Affiliate, except for employee loans not to exceed $20,000 in the aggregate at any one time; (b) invest in (by capital contribution or otherwise), or purchase or repurchase the stock or indebtedness, or all or a substantial part of the assets or properties, of any Person except as otherwise provided herein; (c) or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any Person's payment or performance) the indebtedness, performance, obligations, stock, or dividends of any Person or Affiliate; or (d) agree to do any of the foregoing except the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

      7.11 Incur, create, assume or permit to exist rental obligations or other commitments under leases of real or personal property (except leases of equipment in the ordinary course of business) other than under leases in effect on the date of this Agreement.

      8. Conditions for Closing and Advances. The Lender's obligations to make any advance under the Revolving Loans are subject to the following:

      8.1 With respect to the initial advance, the Borrower shall have delivered to the Lender the following and the following conditions precedent have been satisfied in the sole discretion of the Lender:

            (a) The Borrower's written authorization to deduct from the initial advance the amount set forth in Schedule A attached hereto in payment of the funding fee.

            (b) This Agreement fully executed.

            (c) The executed Guaranty Agreements required by Section 3.2.

            (d) Landlord waivers in favor of the Lender and in form and content satisfactory to the Lender executed by the owner of any premises leased by the Borrower.

            (e) Such executed financing statements or other documents which the Lender may request in connection with the Collateral; evidence reasonably satisfactory to the Lender that all filings under the Uniform Commercial Code or with any federal or state agency or department that the Lender or its counsel reasonably deems necessary in connection with the creation and perfection of the security interest granted hereunder have been effected; and such other evidence as the Lender may reasonably require that confirms that, as a result of such filings, the Lender's security interest in the Collateral is consistent with the representation contained in this Agreement relating thereto.

            (f) If requested by the Lender, a Certificate of Good Standing for the Borrower in the state of its incorporation.

            (g) If requested by the Lender, a Certificate of the Borrower's qualification to do business as a foreign corporation in the state(s) in which the nature of its business or its properties makes such qualification necessary.

            (h) A certificate of the President of the Borrower certifying to such matters as the Lender may request as of the date of the closing.

            (i) A certificate of the Secretary of the Borrower certifying that the copies of the Borrower's bylaws and articles of incorporation and other charter documents attached hereto are true and correct copies of same as of the date of the closing.

            (j) Certified copy of resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated hereby, dated the date of the closing.

            (k) Certificates or endorsements evidencing the insurance coverage required by Section 6.5 hereof.

            (l) The written opinion of the Borrower's and Guarantor's counsel in form and content reasonably satisfactory to the Lender and its counsel.

            (m) Evidence satisfactory to the Lender that all past due federal, state and local taxes owed by the Borrower have been paid in full or that there is sufficient availability under Section 2.1 hereof to allow the Lender to make such payment from the proceeds of the Revolving Loans.

            (n) The fully completed and executed IRS Form 8821 with respect to the Borrower.

            (o) If requested by the Lender, the executed Lockbox Agreement.

            (p) If requested by the Lender, the executed assignment or assignments to the Lender of life insurance on the life of such individual(s) and in such face amount as the Lender may request, together with evidence of acceptance of such assignment(s) by the issuing company or companies.

            (q) If requested by the Lender, fully executed subordination and intercreditor agreements in form acceptable to the Lender executed by such Persons as determined by the Lender.

            (r) All such other documents, receipts, certificates, instruments or information as the Lender or its counsel may request.

            (s) There shall exist no Event of Default (as hereinafter defined) and no event which, upon the giving of notice or lapse of time or both, would constitute an Event of Default.

            (t) The representations and warranties contained in this Agreement shall be true and correct.

            (u) If required by the Lender, the Lender shall have conducted a follow-up field examination with respect to the Borrower's assets and the results of such field examination are in all respects satisfactory to the Lender.

            (v) The Lender shall have determined in good faith that no material adverse change has occurred in the total financial condition of the Borrower and Technology Flavors & Fragrances, Inc. (Canada), as set forth in the most recent financial statements furnished to the Lender and as previously disclosed to the Lender.

      8.2 All future advances of the Revolving Loan will be made from time to time, at the request of the Borrower, at the sole discretion of the Lender. Future advances under the Revolving Loan shall be further conditioned upon the following:

            (a) The Borrower shall have delivered to the Lender such other agreements, certificates, instruments, opinions and other documents and materials as the Lender may reasonably request.

            (b) The Borrower and the Guarantor shall have complied and shall then be in compliance with all terms, covenants and conditions of this Agreement.

            (c) There shall exist no Event of Default and no event which, upon notice or lapse of time or both, would constitute an Event of Default.

            (d) The representations and warranties contained in this Agreement shall be true and correct as of the date of each such request (except where such representation by its terms relates to a date which is another specific date).

            (e) The Lender shall have determined in good faith that no material adverse change has occurred in the total financial condition of the Borrower and Technology Flavors & Fragrances, Inc. (Canada) from the financial condition of the Borrower and the Guarantor taken as a whole, as the case may be, as set forth in the most recent financial statements furnished to the Lender pursuant to this Agreement or from the financial condition of the Borrower and the Guarantor, previously disclosed to the Lender in any other manner.

      9. Events of Default and Remedies.

      9.1 The following shall constitute Events of Default under this Agreement:

            (a) The failure of the Borrower to pay when due any of the Obligations.

            (b) The failure of the Borrower to observe or perform any affirmative or negative covenant contained in any of the Loan Documents.

            (c) The discovery that any representation or warranty at any time made in or in connection with any of the Loan Documents, was in any material respect false at the time it was made.

            (d) The occurrence of a default (as described or defined therein) under any other indebtedness or liability for borrowed money of the Borrower or the Guarantor (other than the Revolving Loans) if the effect of such default is to accelerate the maturity of such evidence of indebtedness or liability or to permit the holder thereof to cause any indebtedness to become due prior to its stated maturity and the aggregate amount of such indebtedness or liability exceeds $100,000.

            (e) The suspension by the Borrower or any Guarantor of the operation of its present business or a material adverse change (in the reasonable opinion of the Lender) in the nature of its business; the admission in writing by the Borrower or any Guarantor of its inability to pay its debts as they mature; the permitting of a receiver or trustee to be appointed for all or substantially all of its assets and, if appointed without its consent, the failure to cause such receiver or trustee to be discharged within 60 days; the instituting by the Borrower or any Guarantor of proceedings under any law, state or federal, relating to bankruptcy, insolvency or any reorganization or arrangement for the relief of debtors or, if any such proceedings are instituted against it, the failure to cause such proceedings to be dismissed or stayed within 60 days.

            (f) The validity or enforceability of any of the Loan Documents shall be contested by the Borrower or the Guarantor or the Borrower or the Guarantor shall deny that it has any liability or obligation hereunder.

            (g) The validity or enforceability of any Guaranty Agreement shall be contested by the Borrower or the Guarantor shall deny that he has any current or future liability or obligation thereunder, or shall fail to perform his obligations thereunder.

            (h) The loss, theft, damage, or destruction of any material portion of the Collateral for which there is either no insurance coverage or for which, in the reasonable opinion of the Lender, there is insufficient insurance coverage.

            (i) The Borrower makes any payment on account of indebtedness for borrowed money that has been subordinated to any of the Obligations, other than payments specifically permitted by the terms of such subordination.

            (j) Any Person holding indebtedness for borrowed money that has been subordinated to the Obligations, terminates the subordination agreement or asserts that it is terminated, or becomes the subject of an insolvency proceeding, or such Person dies and the subordination of such indebtedness for borrowed money is revoked, terminated or is otherwise no longer effective.

            (k) The filing against the Borrower of formal charges under any federal or state law for which forfeiture of any part or all of the Collateral is a part of the potential penalty and such charges are not dismissed within 90 days of the date of filing thereof.

      9.2 Upon the occurrence of an Event of Default which continues beyond any applicable cure period related thereto, the Lender at its option may, upon notice to Borrower: (i) make no further advances under the Revolving Loan; (ii) terminate this Agreement and declare the Obligations of the Borrower immediately due and payable and exercise all of its rights and remedies against the Borrower and any Collateral in accordance with this Agreement and/or as permit by law;
(iii) exercise all rights granted to a secured party under the UCC, under applicable law, or otherwise or granted to the Lender herein. The Lender shall have the right to require the Borrower to assemble any Collateral and make such Collateral available at a location or locations designated by the Lender. The Lender may foreclose its lien and security interest in the Collateral in any way permitted by law. The Lender may enter the Borrower's premises without legal process and without incurring a liability to the Borrower, if this can be done without breach of peace, and remove the Collateral to such place or places as the Lender may deem advisable, or the Lender may require the Borrower to make the Collateral available to the Lender at a convenient place and, with or without having the Collateral at the time or place of sale, the Lender may sell or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, at any time or place, in one or more sales, and upon such terms and conditions as the Lender may elect. In any such sale the Lender may be the purchaser; (iv) take possession or control of, store, lease, operate, manage, sell or otherwise dispose of all of any part of the Collateral; (v) notify all parties under the contracts, accounts and Receivables forming all or any part of the Collateral to make any payments due to the Borrower from such parties directly to the Lender; (vi) in the Lender's own name, or in the name of the Borrower, demand, collect, receive, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurance applicable thereto and/or release the obligor thereon; (vii) endorse as the agent of the Borrower any chattel paper, documents, or instruments forming all or any part of the Collateral; (viii) make formal application for the transfer of all of the Borrower's permits, licenses, approvals, agreements, and the like relating to the Collateral or to the Borrower's business to the Lender or to any assignee of the Lender or to any purchaser of any of the Collateral; (ix) use and operate any Equipment or other property of the Borrower to process or finish any Inventory; (x) pay, purchase, contest, or compromise any encumbrance, charge, or lien that, in the opinion of the Lender, appears to be prior or superior to its Lien and pay all expenses incurred in connection therewith; (xi) prepare and file any bankruptcy proofs of claim or similar documents against any Account Debtor; (xii) take any other action which the Lender deems reasonably necessary or desirable to protect and realize upon its security interest in the Collateral; (xiii) in addition to the foregoing, and not in substitution therefor, take such measures as it deems reasonably necessary or advisable to refurbish, repair, improve, process, finish, operate, demonstrate, and prepare for sale the Collateral and may store, ship, reclaim, recover, protect, advertise for sale or lease, and insure the Collateral and exercise any one or more of the rights and remedies exercisable by the Lender under other provisions of this Agreement, under the Note, or provided by applicable law (including, without limitation, the UCC); (xiv) obtain appointment of a receiver for all or any of the Collateral, the Borrower and Guarantor hereby consenting to the appointment of such a receiver and each agreeing not to oppose any such appointment. Any receiver so appointed shall have such powers as may be conferred by the appointing authority including any or all of the powers, rights and remedies which the Lender is authorized to exercise by this Agreement, the Note and the Guaranty and shall have the right to incur such obligations and to issue such certificates therefor as the appointing authority shall authorize.

      9.3 Any notices required under the UCC with respect to the sale or other disposition of the Collateral shall be deemed reasonable if mailed by the Lender to the Persons entitled thereto at their last known address at least five (5) days prior to disposition of the Collateral and, in the case of a private sale of Collateral, need state only that the Lender intends to negotiate such a sale.

      9.4 The proceeds of any sale or disposition of the Collateral by the Lender shall first be applied to the payment of all costs and expenses incurred by the Lender in taking possession of, removing, storing, repairing or otherwise preparing for sale and selling the Collateral (including the Lender's reasonable attorney's fees and other legal costs and expenses). After payment of all such costs and expenses, the Lender shall have the right to apply the remaining proceeds of any such sale or disposition to the payment of the Obligations in such order of application as the Lender may, in its sole discretion, elect.

      9.5 The rights, options and remedies of the Lender shall be cumulative and no failure or delay by the Lender in exercising any right, option or remedy shall be deemed a waiver thereof or of any other right, option or remedy, or waiver of any Event of Default hereunder.

      9.6 In addition to the provisions of Section 9.2, it is expressly understood and agreed between the Borrower and the Lender that default (which shall include any failure by the Borrower to pay on demand any Obligation payable on demand by it to the Lender) by the Borrower, beyond any applicable grace period, on any other loans, indebtedness, liabilities or obligations of the Borrower to the Lender or to any other Person (other than suppliers and vendors in the ordinary course of business), now existing or hereafter arising, regardless of how they arise or by what contract, agreement or instrument they may be evidenced, or whether evidenced by any contract, agreement or instrument, shall, at the Lender's option, if such default results in the acceleration of any such indebtedness, liabilities or obligations in an amount which exceeds $100,000 in the aggregate, constitute an Event of Default hereunder and a default on all such other loans, indebtedness, liabilities or obligations of the Borrower to the Lender.

      9.7 The Borrower, having knowledge that it may be entitled to notice and a hearing prior to repossession of the Collateral, hereby waives any right it may have under existing or future law to notice of foreclosure or of any other act described herein, to any hearing that may be held relating to foreclosure or any other such act, and to any notice that may be required to be given by the Lender prior to such hearing. The Borrower hereby expressly releases the Lender and its agents from any and all liability relating to such foreclosure and any other acts described herein unless occasioned by the Lender's gross negligence or willful misconduct.

      10. Destruction of Documents. Any documents, schedules, invoices or other papers delivered to the Lender by the Borrower may be destroyed or otherwise disposed of by the Lender three months after they are delivered to or received by the Lender, unless the Borrower requests prior to delivery, in writing, the return of said documents, schedules, invoices or other papers and makes arrangements, at the Borrower's expense, for their delivery to the Borrower.

      11. Indemnification. The Borrower, its successors and assigns, agrees at its sole cost and expense to defend, indemnify and hold harmless the Lender, its directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns, from and against any and all claims, demands, judgments, damages, actions, causes of action, injuries, administrative orders, consent agreement and orders, liabilities, penalties, costs, and expenses of any kind whatsoever (including claims arising out of loss of life, injury to persons, property or business or damage to natural resources) in connection with the activities of the Borrower, its successors and assigns, its predecessors in interest, or third parties who have trespassed on the Borrower's premises, suppliers to the Borrower, the Guarantor or parties in contractual relationship with the Borrower, its successors and assigns, or any of them, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of the Lender, its directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns, (excepting therefrom any act or omission arising out of Lender's gross negligence or willful misconduct), which arises out of the violation or alleged violation of any Environmental Law. The Borrower, its successors and assigns shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description, with any and all Persons arising out of any of the occurrences set forth herein. The terms and conditions of this Section shall survive the payment of the Obligations and termination of this Agreement.

      12. Jurisdiction, Venue and Waiver of Jury Trial.

      12.1 The forum having the proper jurisdiction and venue to adjudicate any claim, dispute or default which may arise out of the execution and delivery of this Agreement and the performance of the transactions contemplated hereby shall be the Circuit Court of the City of Richmond, Virginia, and the proper appellate courts of the Commonwealth of Virginia, and the United States District Court for the Eastern District of Virginia, Richmond Division, and proper appellate courts of the United States, unless the Lender in its sole discretion chooses to bring suit on its own behalf in some other court of competent jurisdiction. The Lender and Borrower expressly submit and consent to such jurisdiction and venue and specifically waive any and all rights it may have to contest the jurisdiction and/or venue of the above mentioned forums and to demand any other forum. The Borrower and Lender hereby waive personal service of any and all legal process upon it and consents and agrees that all such service may be made by Certified Mail directed to the Borrower and the Lender as the case may be, at its address set forth at the beginning of this Agreement, Attention: President, and service so made shall be deemed to be completed and effective service of process on the earlier of the date the return receipt therefor is signed or five Business Days after the same shall have been deposited in the United States mail, certified and postage prepaid.

      12.2 THE BORROWER AND THE LENDER WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ON ANY MATTER ARISING OUT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

      THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER AND THE LENDER, AND THE BORROWER AND THE LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER AND LENDER FURTHER REPRESENT THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT IT HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH SUCH COUNSEL.

      13. Administration and Collection Costs. All costs and expenses, including, without limitation, reasonable attorneys' fee and legal expenses and the cost of annual financing statement, judgment and tax lien searches, incurred by the Lender in connection with obtaining or enforcing payment of any of the Obligations or foreclosing the Lender's security interest in any of the Collateral or lien against the Borrower's real estate, whether through judicial proceedings or otherwise, or in collecting, enforcing or protecting its interests under this Agreement, or under any other instruments or documents delivered pursuant hereto, or in defending or prosecuting any actions or proceedings arising out of or relating to the Lender's transactions with the Borrower, shall be paid by the Borrower to the Lender, upon demand, and the Lender may take judgment against the Borrower for all such costs, expenses and fees in addition to all other amounts due from Borrower hereunder.

      14. Expenses. The Borrower shall pay to the Lender all reasonable expenses of the Lender incurred in connection with the preparation of this Agreement (including all Exhibits and any and all amendments or modifications hereto) and the closing and making of the Revolving Loans, including reasonable fees and expenses of the Lender's counsel, and all filing, recording and other costs connected with the perfection of the Lender's security interests and liens pursuant to Section 3 hereof. All such costs and expenses until paid shall be included in the Obligations or deducted from any amount due the Borrower. The Borrower agrees that the attorneys retained by the Lender shall represent only the interests of the Lender.

      15. Waivers and Releases. The Borrower and each endorser, guarantor and surety for any of the Obligations hereby, except as may otherwise be provided herein (a) waives notice of nonpayment, demand, presentment, protest and notice of protest with respect to any of the Obligations, the Collateral, or notice of acceptance hereof, or of any other action taken in reliance hereon, notice and opportunity to be heard before exercise by the Lender of the remedies of self-help, set-off, or other summary procedures permitted by law or by any agreement with the Borrower, and all other demands and notices of any description, except such as are expressly provided for herein, and (b) releases the Lender from all claims for loss or damage caused by any act or failure to act on the part of the Lender, its officers, attorneys, agents and employees, except any such act or failure to act which arises out of the gross negligence or willful misconduct of the Lender, its officers, attorneys, agents or employees.

      16. Miscellaneous.

      16.1 All notices, consents, requests, demands, or other communications provided for in this agreement shall be in writing and shall be delivered by hand, sent prepaid by Federal Express (or a comparable overnight delivery service) by facsimile or sent by the United States mail, certified, postage prepaid, return receipt requested, to the Lender or the Borrower, as the case may be, at their respective addresses set forth at the beginning of this agreement and to the attention of LOAN ADMINISTRATION DIVISION in the case of the Lender and to the attention of the person as set forth in Schedule A attached hereto, in the case of the Borrower. Any notice, request, demand or other communication delivered or sent in the foregoing manner shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) on the Business Day after the day on which it is delivered by hand, (c) on the Business Day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or
(d) on the third Business Day after the day on which it is deposited in the United States mail. The Borrower or the Lender may change its address by notifying the other party of the new address in any manner permitted herein. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall not affect the date of such notice, election or demand sent in accordance with the foregoing provisions.

      16.2 If, at any time after payment in full by the Borrower of all Obligations and termination of the Lender's liens, any payments on the Obligations previously made by the Borrower or any other person must be disgorged by the Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, or reorganization of the Borrower or such other person), this Agreement and the Lender's liens granted hereunder shall be reinstated as to all disgorged payments as though such payments had not been made, and the Borrower shall sign and deliver to the Lender all documents and things necessary to reperfect all terminated liens.

      16.3 Unless sooner terminated by the Lender under the terms of this Agreement, the term of this Agreement (the "Term") shall be the period set forth on Schedule A attached hereto. The Term shall automatically renew from year to year thereafter unless the Borrower terminates the Agreement by giving the Lender 60 days prior written notice. The Borrower shall pay annually to the Lender a fee (the "Annual Fee") in the amount set forth on Schedule A attached hereto. If the Borrower elects to terminate this Agreement prior to the end of the initial or any renewal Term, Borrower shall give the Lender not less that 60 days prior written notice of its intent to terminate and pay to the Lender, in addition to the Obligations then due under this Agreement, a prepayment premium equal to the amount set forth in the prepayment section of Schedule A attached hereto. In the event that Lender utilizes its discretion in effecting a change under Schedule A ss.2.1a which reduces the advance percentages contained therein or Lender utilizes its discretion in effecting a change under any other provision of this Agreement which is to the detriment of Borrower, provided that Borrower has not contributed to or requested such change and provided further that Borrower shall have notified Lender in writing within 3 Business Days of implementation of such change that it disputes Lender's utilization of commercially reasonable business standards consistent with Lender's past practices, to the extent applicable thereto, in effecting such change (as to any such change other than Schedule A ss.2.1a), Borrower may within 120 days from the date of implementation of such change repay to Lender all Obligations owing without the prepayment premium set forth on Schedule A. Borrower's failure to effect the repayment of all Obligations owing to Lender under the preceding sentence shall eliminate the right for the remainder of the Term of this Agreement and during any Renewal Term of this Agreement.

      The termination of this Agreement shall not affect the rights of either party or the Obligations arising prior to the effective date of such termination, and the provisions hereof and the security interests granted to the Lender hereunder shall continue in full force and effect, notwithstanding the fact that the Borrower's account may from time to time temporarily have a credit balance, until all of the Obligations and other liabilities of the Borrower, including, without limitation, the Borrower's liability for F.I.C.A. and withholding taxes, have been paid in full or the Borrower has furnished the Lender with an indemnification satisfactory to it with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive the termination hereof unless otherwise provided.

      16.4 This Agreement and Schedule A annexed hereto together with any addendum or other schedule attached hereto shall constitute the entire agreement of the parties hereto and no provision of this Agreement, including the provisions of this Section, may be modified, deleted or amended in any manner except by agreement in writing executed by the parties. All terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided, however, that the Borrower shall not assign or transfer its rights hereunder without the prior written consent of the Lender.

      16.5 This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia without regard to its rules with respect to choice of law. All references in this Agreement to the single number and neuter gender shall be deemed to mean and include the plural number and all genders, and vice versa, unless the context shall otherwise require.

      16.6 The underlined headings contained herein are for convenience only and shall not affect the interpretation of this Agreement.

      16.7 A carbon, photographic or other reproduction of this Agreement or any financing statement signed by the Borrower in connection with this Agreement shall be sufficient as a financing statement.

      16.8 This Agreement may be executed in more than one counterpart, each of which shall be deemed an original.

      16.9 All claims, liabilities and obligations of the parties arising out of or in connection with the Obligations and the transactions contemplated by this Agreement shall be fully and finally released and extinguished upon payment in full of all of the Borrower's Obligations hereunder and the termination of this Agreement.

      16.10 The terms and conditions contained in any Addendum hereto shall be incorporated herein by reference.

      16.11 Lender acknowledges that it will, during the term of this Agreement, be receiving from Borrower and Guarantor and/or their advisors various written and oral information and material regarding the assets, liabilities, business, prospects, projections and financial condition of Borrower and/or Guarantor which may be non public, confidential or proprietary in nature (such information is referred to herein as "Data").

The term "Data" shall not include:

      (a)   information that is now publicly available;

      (b) information that subsequently becomes publicly available through disclosure other than by Lender, but only after it has become publicly available;

      (c) information which Lender obtains from some third party which is not a third party identified to Lender in writing by Borrower or Guarantor as being under a confidentiality agreement with Borrower or Guarantor respecting such information;

      (d) information which Lender, at the time of disclosure by the Borrower or Guarantor, already has in its possession as evidenced by Lender's written records;

      (e) information which Lender is obligated under law, subpoena or other judicial order or decree or similar legal process to disclose to a governmental body, court or litigant, though if so obligated, Lender shall make known to said governmental body, court or litigant the proprietary nature of said information and shall use reasonable efforts to make any applicable claim of confidentiality with respect thereto.

Lender confirms that it will keep the Data confidential, will use it solely in connection with its evaluation of the financing of the Borrower and Guarantor and will not disclose the Data to any third party not affiliated with, or representing, advising or working with Lender or Borrower and/or Guarantor without the specific prior approval of the Company or its advisors.

      The Borrower and the Lender each have caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

ATTEST:                             TECHNOLOGY FLAVORS & FRAGRANCES, INC.

/s/ A. Gary Frumberg                By: /s/ Joseph A. Gemmo
----------------------------            ---------------------------------------
                                        Joseph A. Gemmo
                                        Title: Chief Financial Officer, Vice
                                                President and Secretary


/s/ Denise Whignant                 FOOTHILL CAPITAL CORPORATION
----------------------------
                                    By: /s/ George F. Green
                                        ---------------------------------------
                                        George F. Green
                                        Title:  Senior Vice President

Seen & Acknowledged:

Technology Flavors & Fragrances, Inc.
   an Ontario corporation, Guarantor

By: /s/ A. Gary Frumberg
    ------------------------------------
    Title:  Executive Vice President


Technology Flavors & Fragrances S.A, Guarantor

By: /s/ A. Gary Frumberg
    ------------------------------------
    Title:  Executive Vice President

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

      On this 29TH day of June, 1999, before me, the undersigned officer, personally appeared Joseph A. Gemmo, Chief Financial Officer, Vice President and Secretary of Technology Flavors & Fragrances, Inc., an Delaware corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to within the instrument and acknowledged that he executed the same on behalf of said corporation for the purposes therein contained as his free act and deed and the free act and deed of said corporation.

      In Witness Whereof, I hereunder set my hand and official seal.


                                     /s/ William Delehanty
                                     ---------------------------------
                                     Notary Public
                                     My Commission Expires:

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

      On this 29th day of June, 1999, before me, the undersigned officer, personally appeared A. Gary Frumberg, President of Technology Flavors & Fragrances, Inc., an Ontario corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to within the instrument and acknowledged that he executed the same on behalf of said corporation for the purposes therein contained as his free act and deed and the free act and deed of said corporation.

      In Witness Whereof, I hereunder set my hand and official seal.


                                     /s/ William Delehanty
                                     ---------------------------------
                                     Notary Public
                                     My Commission Expires:

STATE OF                )
                        )     ss.:
COUNTY OF               )

      On this ___day of June, 1999, before me, the undersigned officer, personally appeared _______________, President of Technology Flavors & Fragrances S.A., known to me (or satisfactorily proven) to be the person whose name is subscribed to within the instrument and acknowledged that he executed the same on behalf of said corporation for the purposes therein contained as his free act and deed and the free act and deed of said corporation.

      In Witness Whereof, I hereunder set my hand and official seal.


                                  --------------------------------
                                  Notary Public
                                  My Commission Expires:

                SCHEDULE A TO LOAN AND SECURITY AGREEMENT BETWEEN
                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.
              AND FOOTHILL CAPITAL CORPORATION DATED JUNE 29, 1999

Invoice Eligibility Days (ss. 1.7): One Hundred Twenty (120) days from the invoice date on sales and shipments to customers within the United States and Canada and One Hundred Fifty (150) days from the invoice date on sales and shipments to customers located other than in the United States or Canada.

Guarantors (ss. 1.15): Technology Flavors & Fragrances, Inc. (Canada) and Technology Flavors & Fragrances, S.A. (Chile).

Limit on Purchase of Equipment (ss. 1.24(b): As set forth on 6.30 (b)

Eligible Receivables Percentage (ss. 2.1(a)): Eighty-Five Percent (85%) of Eligible Receivables other than Eligible Receivables-Canadian at the time of the initial funding under this Agreement, provided however, that the advance percentage may be adjusted from time to time by Lender in its sole and absolute discretion; Fifty-Seven Percent (57%) of Eligible Receivables-Canadian at the time of the initial funding under this Agreement provided however that the advance percentage will be adjusted from time to time by Lender in its sole and absolute discretion based upon fluctuations in the currency exchange rate and may be adjusted from time to time by Lender in its sole and absolute discretion for reasons other than fluctuations in the currency exchange rate. Lender shall provide Borrower with prior written notice of any change in the advance percentages.

Eligible Inventory Percentage (ss. 2.1(b)): Fifty-Five Percent (55%) of Eligible Inventory.

Eligible Government Accounts Percentage (ss. 2.1(c)): Not Applicable

Revolving Loan Secured By Eligible Inventory (ss. 2.2(b)): Up to a maximum amount of $1,700,000.00, which amount shall be based upon a monthly reporting by Borrower to Lender and upon the additional condition that Borrower has in place and operational, an inventory record keeping system which is acceptable to Lender.

Revolving Loans Maximum Principal (ss. 2.2(c)): $3,000,000.00 of which $500,000.00 in the aggregate and subject to availability may be advanced to utilized by Borrower for the repurchase of Borrower's stock.

Interest Rate on Revolving Loans (ss. 2.2(e)): Three quarters of one percent (0.75%) in excess of the Reference Rate; provided however that if Borrower achieves Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) in any fiscal year beginning December 31, 1999, then as of the confirmation by Lender of such achievement after review of the Financial Statement to be provided by Borrower, the Interest Rate on Revolving Loans shall be the Reference Rate plus 1.25% if EBITA is $100,000.00 or less, the Reference Rate plus .75% if EBITDA is between $100,001.00 and $500,000.00, the Reference Rate plus .50% if EBITDA is between $500,001.00 and $800,000.00 and the Reference Rate plus .25% if EBITDA is greater than $800,001.00.

Interest Payment Date on Revolving Loans (ss. 2.2(e)): First day of each month commencing on July 1, 1999.

Default Rate of Interest on Revolving Loans (ss. 2.2(f)): Five and three quarters percent (5.75%) in excess of the Reference Rate.

Float Days (ss. 2.2(g)): Two (2) Business Days.

Service Fee (ss. 2.2(h)): $1,000.00 for each calendar month during the term of the loan, payable in advance on the first business day of each month, commencing on July 1, 1999.

Location of Collateral (ss. 5.12 & ss. 6.1): 10 Edison Street East, Amityville, New York 11701, c/o Newport/St. Paul Cold Storage Company, 2233 Maxwell Avenue, Newport, Minnesota 55055, c/o Hall's Warehouse Corp. 501 Kentile Road, S. Plainfield, New Jersey 07080, 1550 Enterprise Road, Mississauga, Ontario, Canada L4W 4P4,

9111 South LaCienga Boulevard, Inglewood, California 90301 and Av. Chile Espana 497, Santiago, Chile, South America.

Location of Books of Account and Records (ss. 5.12 & ss. 6.1): 10 Edison Street East, Amityville, New York 11701

Field Examination and Audit Fees: (ss. 6.28): $750.00 per man per day plus out of pocket expenses, with an annual cap on audit fees of $10,000.00 (excluding the audit fee charged by Lender for its initial due diligence audit) assuming no Event of Default under any of the Loan Documents has occurred, otherwise the annual cap shall not apply. Notwithstanding the foregoing, Lender shall visit and inspect the inventory located at Newport/St. Paul Cold Storage Company, 2233 Maxwell Avenue, Newport, Minnesota 55055 ("Newport") and Hall's Warehouse Corp. 501 Kentile Road, S. Plainfield, New Jersey 07080 ("Hall's") on or before the scheduled audit. The costs and expenses for such visit and inspection shall be in addition to and not included in the foregoing annual cap. Furthermore, in the event that Lender shall determine in its reasonable discretion that future audits will be required for the Newport and Hall's locations, such future audits will be at the additional expense of Borrower and not otherwise subject to the aforementioned annual cap. However, Borrower shall have the right to exclude the inventory located at the Newport and Hall's locations from eligibility in the event that it determines that it does not wish to incur the additional audit charges.

Executive Management (ss. 7.8): Philip Rosner, A. Gary Frumberg and Joseph A. Gemmo

Funding Fee (ss. 8.1(a)): $26,250.00

Notification Designee (ss. 16.1): Philip Rosner and Joseph A. Gemmo

Term (ss. 16.3): Three (3) years

Prepayment Premium (ss. 16.3): Two percent (2%) of the Revolving Loan as set forth in Section 2.2(c) during the first twelve (12) months after the date hereof and one percent (1%) of the Revolving Loan as set forth in Section 2.2(c) during the thirteenth (13th) month through twenty-four (24) months after the date hereof and one half of one Percent (0.50%) of the Revolving Loan as set forth in Section 2.2(c) after the twenty-fifth (25th) month after the closing date and at any time during each and every renewal term, except that no prepayment premium shall be assessed after the 12th month after the date hereof if the prepayment is the result of the company obtaining conventional lines of credit with Fleet Bank or at any time if Borrower obtains a credit facility from any Wells Fargo Corporation affiliated company or bank.

Annual Fee (ss. 16.3): Three quarters of one percent (0.75%) on the first annual anniversary of the loan and one half of one percent (0.50%) on each and every annual anniversary thereafter.

Additional schedules to the Loan and Security Agreement has been prepared and executed by all parties and is included with this Schedule A as an integral part of the Loan and Security Agreement terms and conditions.

TECHNOLOGY FLAVORS                       FOOTHILL CAPITAL CORPORATION
& FRAGRANCES, INC.

By: /s/ Joseph A. Gemmo                  By: /s/ George F. Green
    ------------------------------           ------------------------------
    Joseph A. Gemmo                      Its:  Senior Vice President
    Chief Financial Officer, Vice
    President And Secretary


Seen and Acknowledged:

TECHNOLOGY FLAVORS                        TECHNOLOGY FLAVORS
& FRAGRANCES, INC.                        & FRAGRANCES S.A, Guarantor
an Ontario corporation, Guarantor

By: /s/ A. Gary Frumberg                  By: /s/ A. Gary Frumberg
    ------------------------------           ------------------------------
Its: Executive Vice President                Its:  Executive Vice President

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

      On this 29TH day of June, 1999, before me, the undersigned officer, personally appeared Joseph A. Gemmo, Chief Financial Officer, Vice President and Secretary of Technology Flavors & Fragrances, Inc., an Delaware corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to within the instrument and acknowledged that he executed the same on behalf of said corporation for the purposes therein contained as his free act and deed and the free act and deed of said corporation.

      In Witness Whereof, I hereunder set my hand and official seal.


                                     /s/ William Delehanty
                                     --------------------------------
                                     Notary Public
                                     My Commission Expires:

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

      On this 29TH day of June, 1999, before me, the undersigned officer, personally appeared A. Gary Frumberg, President of Technology Flavors & Fragrances, Inc., an Ontario corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to within the instrument and acknowledged that he executed the same on behalf of said corporation for the purposes therein contained as his free act and deed and the free act and deed of said corporation.

      In Witness Whereof, I hereunder set my hand and official seal.

                                     /s/ William Delehanty
                                     ------------------------------------
                                     Notary Public
                                     My Commission Expires:

STATE OF                )
                        )  ss.:
COUNTY OF               )

      On this ____day of June, 1999, before me, the undersigned officer, personally appeared _____________, President of Technology Flavors & Fragrances S.A., known to me (or satisfactorily proven) to be the person whose name is subscribed to within the instrument and acknowledged that he executed the same on behalf of said corporation for the purposes therein contained as his free act and deed and the free act and deed of said corporation.

      In Witness Whereof, I hereunder set my hand and official seal.


                                     ------------------------------------
                                     Notary Public
                                     My Commission Expires: